SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 8, 2003.

LIONS GATE ENTERTAINMENT CORP.

(Exact name of registrant as specified in charter)

British Columbia, Canada
(State or Other Jurisdiction of Incorporation)

1-14880 (Commission File Number)	(IRS Employer Identification No.)

Suite 3123, Three Bentall Centre, Burrard Street
Vancouver, British Columbia V7X 1J1
And
4553 Glencoe Avenue, Suite 200
Marina del Rey, California 90292
(Address of principal executive offices)

(604) 609-6100
(Registrant’s telephone number, including area code)

NO CHANGE
(Former name or former address, if changed since last report)

ITEM 5. Other Events and Regulation FD Disclosure
ITEM 7. Exhibits
SIGNATURES
EXHIBIT 1

ITEM 5. Other Events and Regulation FD Disclosure

On October 8, 2003, we completed the pricing for an offering of 25,000,000 common shares with respect to the Registration Statement on Form S-3 (No. 333-109101). The following exhibit is filed in connection therewith.

ITEM 7. Exhibits

1	Underwriting Agreement, dated October 8, 2003, between Lions Gate Entertainment Corp. and SG Cowen Securities Corporation, acting on their own behalf and as representatives of the underwriters.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIONS GATE ENTERTAINMENT CORP.

Date: October 14, 2003.	By:	/s/ James Keegan

Name: James Keegan
Title: Chief Financial Officer